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    As filed with the Securities and Exchange Commission on November 8, 1999



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 8, 1999
                                ----------------


                            FIRST CHARTER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


North Carolina                     0-15829                   56-1355866
--------------                     -------                   ----------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

           22 Union Street, North, Concord, North Carolina 28026-0228
           ----------------------------------------------------------
        (Addresses, including zip codes, of principal executive offices)

                                 (704) 786-3300
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5 OTHER EVENTS

         On November 7, 1999, First Charter Corporation ("FCC") and Carolina First Bancshares, Inc. ("Carolina First") entered into an Agreement and Plan of Merger ("Merger Agreement"), pursuant to which Carolina First will be merged (the "Merger") into FCC. The Board of Directors of FCC and the Board of Directors of Carolina First approved the Merger Agreement and the transactions related thereto at separate meetings held on November 7, 1999.

         In accordance with the terms of the Merger Agreement, (i) each share of the $2.50 par value common stock of Carolina First ("Carolina First Common Stock") (excluding shares held by any shares held by Carolina First or FCC or their respective companies, in each case other than in a fiduciary capacity or as a result of debts previously contracted) will be converted into
2.267 shares (the "Exchange Ratio") of the no par value common stock of FCC ("FCC Common Stock").

         At the effective time of the Merger, all rights with respect to Carolina First Common Stock pursuant to stock option, stock appreciation rights, stock awards or other rights, shall be converted into and shall become rights with respect to FCC Common Stock, adjusted to reflect the Exchange Ratio.

         The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

         Consummation of the Merger is subject to various conditions, including:
(i) approval of the Merger Agreement and the Merger by the stockholders of each of the parties thereto; (ii) receipt of requisite federal and state regulatory approvals; (iii) receipt of opinions of counsel to each of FCC and Carolina First as to the tax-free nature of certain aspects of the Merger; (iv) receipt of letters from the independent accountants of FCC and Carolina First to the effect that the Merger will qualify for pooling of interests accounting treatment; and (v) satisfaction or waiver of certain other conditions.

         Under the Merger Agreement, Carolina First has the right to terminate the Merger Agreement if the Average Closing Price (as defined below) of FCC Common Stock (i) is less than .80 times the Starting Price (as defined below) and (ii) reflects a decline, on the Determination Date (as defined below) of more than 15% below a weighted index of the stock prices of 11 banks or bank holding companies designated in the Merger Agreement. In the event that Carolina First gives notice of its intention to terminate the Merger Agreement based on such provision, FCC has the right, within five days of FCC's receipt of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Merger Agreement, and, thereby remove Carolina First's right to terminate.

         For purposes of the Merger Agreement, the Average Closing Price means the average of the daily last sales price of FCC Common Stock as reported on the Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the Nasdaq Stock Market ending

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at the close of business on the Determination Date. The Determination Date means the date on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received by FCC, without regard to any requisite holding periods. For purposes of the Merger Agreement, the Starting Price means the last sale price of FCC Common Stock as reported by The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) on November 8, 1999, the day of the announcement by press release of the Merger.

         In connection with the Merger Agreement, Carolina First and FCC entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Carolina First granted to FCC an option to purchase up to 1,040,838 shares of Carolina First Common Stock (representing 19.9% of the shares of Carolina First Common Stock currently outstanding less the number of share of Carolina First Common Stock owned by FCC), at a purchase price of $36 per share, upon certain terms and in accordance with certain conditions. Under the terms of the Stock Option Agreement, the Total Profit and the Notional Total Profit (each as defined in the Stock Option Agreement) that a holder may realize under the Stock Option Agreement, as a result of exercising the option may not exceed $10,000,000.

         In the Merger Agreement, FCC has agreed to elect 6 Carolina First designees to the FCC Board of Directors. Following the Merger, Lawrence M. Kimbrough will continue in his role as President and Chief Executive Officer of FCC and First Charter National Bank. James E. Burt, III will become Chairman of the First Charter National Bank Board of Directors and an Executive Vice President of FCC.

         A copy of the joint news release (the "News Release") relating to the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, First Charter Corporation has prepared certain materials that have been delivered to certain analysts ("Analysts Materials"). A copy of the Analysts Materials related to the Merger is being filed as Exhibit
99.2 to this report and is incorporated herein by reference. The News Release and the Analysts Materials contain, among other things, forward-looking statements, including estimates of future operating results and other forward-looking financial information for First Charter Corporation and Carolina First BancShares, Inc. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the estimates involve significant risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of First Charter Corporation and Carolina First BancShares, Inc. being greater than anticipated; (5) general economic conditions being less favorable than anticipated; (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (7) the timing of the completion of the transactions.


ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

         (c)      The following exhibits are filed herewith:


                  Exhibit No.       Description
                  -----------       -----------

                         99.1 News release disseminated on November 8, 1999 by First Charter Corporation.

                         99.2 Information provided to Analysts on November 8, 1999 by First Charter Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FIRST CHARTER CORPORATION


                                       By: /s/ Lawrence M. Kimbrough
                                           -------------------------------------
                                           Lawrence M. Kimbrough
                                           President and Chief Executive Officer

Dated:  November 8, 1999



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                                  EXHIBIT INDEX


Exhibit No.    Description                                    Sequential Page
-----------    -----------                                    No.
                                                              ---------------
99.1           News Release disseminated on
               November 8, 1999 by First Charter
               Corporation.

99.2           Information provided to Analysts on
               November 8, 1999 by First Charter
               Corporation.